EXHIBIT 10.24

                                 FIRST AMENDMENT
                                     TO THE
                     BALLY TOTAL FITNESS HOLDING CORPORATION
                       MANAGEMENT RETIREMENT SAVINGS PLAN

     This FIRST AMENDMENT to the Bally Total Fitness Holding Corporation Management Retirement Savings Plan (the "Plan") is made by Bally Total Fitness Holding Corporation (the "Company") on this 19th day of November, 1996 and effective for all purposes as of January 1, 1997.

      This Plan is amended as follows:

      1. A new paragraph is added to the end of Section 4.2 of the Plan as follows:

               "Notwithstanding the foregoing, the amount of a Participant's Base and/or Bonus Compensation that can be deferred for a Compensation Year shall not exceed the percentage of such Base and/or Bonus Compensation applicable to the Participant as follows:

                    Age at Beginning
                      of or During                  Maximum
                    Compensation Year              Percentage
                    -----------------              ----------

                      less than 50                     25%
                      50 through 54                    50%
                      55 through 59                    75%
                      60 and over                     100%

     2. The term "15%" appearing in the first two sentences of Section 4.3 of the Plan is deleted and replaced with the term "10%."

     The portions of the Plan unaffected by this FIRST AMENDMENT shall remain in full force and effect.

     The undersigned has executed this FIRST AMENDMENT on the date first written above.

                                   BALLY TOTAL FITNESS HOLDING
                                   CORPORATION


                                   By:  /s/ Harold Morgan
                                   Its:  VP Human Resources